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This filing is made pursuant to Rule 424(b)(5)
under the Securities Act of 1933 in connection with
Registration Nos. 333-128865 and 333-129444

Prospectus supplement to prospectus dated October 24, 2005
 Senomyx, Inc.

3,521,126 Shares

Common Stock

We are offering 3,521,126 shares of our common stock.

Our common stock is quoted on the Nasdaq National Market under the symbol "SNMX." On November 3, 2005 the reported last sale price of our common stock on the Nasdaq National Market was $15.75 per share.

Investing in our common stock involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Senomyx
Per Share	$14.60	$0.40	$14.20
Total	$51,408,440	$1,408,450	$49,999,989

We have granted the underwriter the right to purchase up to 528,169 additional shares of common stock to cover over-allotments.

Deutsche Bank Securities

The date of this prospectus supplement is November 3, 2005.

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the common shares we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in the prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in the prospectus supplement.

        You should rely only on the information contained in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus. We have not authorized and the underwriter has not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the section entitled "Where You Can Find More Information" in this prospectus supplement.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

        This summary provides an overview of selected information and does not contain all the information you should consider. You should carefully read both this prospectus supplement, including the information under "Risk Factors," and the accompanying prospectus together with the additional information described under "Where You Can Find More Information" in this prospectus supplement before buying securities in this offering.

Senomyx, Inc.

        We are a biotechnology company using proprietary taste receptor-based assays, screening technologies and optimization chemistry to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry. We believe our flavor ingredients will enable packaged food and beverage companies to improve the nutritional profile of their products while maintaining or enhancing taste and may generate cost of goods savings. We license our flavor ingredients to our collaborators on an exclusive or co-exclusive basis in pre-defined fields, which we believe will provide these companies with the ability to differentiate their products. We have entered into product discovery and development collaborations with five of the world's leading packaged food and beverage companies: Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc. and Nestlé SA. We currently anticipate that we will derive all of our revenues from existing and future collaborations. Depending upon the collaboration, our existing collaboration agreements provide for upfront fees, research and development funding, reimbursement of certain regulatory costs, milestone payments based upon our achievement of research or development goals and, in the event of commercialization, royalties on future sales of consumer products incorporating our flavors, flavor enhancers or taste modulators.

        Each of our collaboration agreements provides that we will pursue discovery and development of flavors, flavor enhancers and taste modulators for use by our collaborators within defined exclusive or co-exclusive packaged food and beverage product fields. Under each of our existing collaboration agreements, we are primarily responsible for the discovery, development and regulatory approval phases and any associated expenses. Under each agreement, our collaborator will be responsible for determining whether to incorporate our flavor, flavor enhancer or taste modulators into a particular consumer product or products and manufacturing, marketing, selling and distributing the consumer product or products, and any associated expenses. We believe our collaborations will allow us to benefit from our collaborators' well-established brand recognition, global market presence, established sales and distribution channels and other industry specific expertise.

        We are currently pursuing savory, sweet and salt flavor enhancer and bitter taste modulator discovery and development programs. The goals of our savory program are to enhance the taste of naturally occurring glutamate and enable the reduction or elimination of added MSG. The goals of our sweet program are to enhance the taste of natural and artificial sweeteners and enable a significant reduction in added sweeteners. The goals of our salt program are to enhance the taste of salt and enable a significant reduction in added salt. The goals of our bitter taste modulation program are to reduce or block bitter taste and improve the overall taste characteristics of packaged foods, beverages, over the counter health care products and pharmaceutical products.

        We were incorporated in 1998 in Delaware. Our principal executive offices are located at 11099 North Torrey Pines Road, La Jolla, California 92037, and our telephone number is (858) 646-8300. Our internet address is www.senomyx.com. The reference to our internet address does not constitute incorporation by reference of the information contained at this site.

        Unless the context indicates otherwise, as used in this prospectus, the terms "Senomyx," "we," "us" and "our" refer to Senomyx, Inc., a Delaware corporation. We use Senomyx® and the Senomyx logo as trademarks in the United States and other countries. All other trademarks and tradenames mentioned in this prospectus are the property of their respective owners.

The Offering

Common stock offered	3,521,126 shares
Common stock to be outstanding after this offering	29,135,628 shares
Over-allotment option	528,169 shares
Use of proceeds
To accelerate and expand our research and development activities and for other general corporate purposes. We may also use a portion of the net proceeds to fund potential acquisitions of complementary technologies or businesses. See "Use of Proceeds."
Risk factors
You should read the "Risk Factors" section of this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock. We have not generated commercial revenues from any of our flavors, flavor enhancers or taste modulators. We are dependent upon our existing and future product discovery and development collaborators for all of our revenue, and our collaborators may not incorporate our flavors, flavor enhancers and taste modulators into products that will be commercially successful. If we and our collaborators do not successfully commercialize any of our flavors, flavor enhancers or taste modulators, we will be unable to achieve our business objectives. As of September 30, 2005, we had an accumulated deficit of approximately $98.8 million. We expect to incur additional losses for at least the next two years.
Nasdaq National Market symbol	SNMX

        The number of shares to be outstanding after this offering is based on 25,614,502 shares outstanding as of November 2, 2005 and excludes:

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  2,485,989 shares of common stock issuable upon the exercise of stock options outstanding under our stock option plans at a weighted average exercise price of $6.11 per share and 2,271,274 additional shares of common stock reserved for issuance under our stock option plans; and

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  269,529 shares reserved for future issuance under our employee stock purchase plan.

        Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriter's over-allotment option.

RISK FACTORS

        An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed under "Risk Factors" in both this prospectus supplement and the accompanying prospectus, together with all of the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in the accompanying prospectus. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that currently do not appear material to us, may also harm our business. If any of the risks or uncertainties described below or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of the securities being offered by this prospectus supplement and the accompanying prospectus could decline, and you might lose all or part of your investment.

Risks Related To Our Business

We are dependent on our product discovery and development collaborators for all of our revenue and we are dependent on our current and any future product discovery and development collaborators to develop and commercialize any flavors, flavor enhancers or taste modulators we may discover.

        A key element of our strategy is to commercialize our flavors, flavor enhancers and taste modulators through product discovery and development collaborations. To date, all of our revenue has been derived solely from research and development payments and milestone payments received under collaboration agreements with Cadbury Schweppes, Campbell Soup, Coca-Cola, Kraft Foods and Nestlé. Substantially all of our revenue in the foreseeable future will result from these types of payments from these collaborations, unless we successfully commercialize a product candidate through these or other collaborators and earn royalties on future sales of consumer products incorporating our flavors, flavor enhancers or taste modulators.

        Our agreement with Campbell Soup provides for research and development funding until the earlier of March 2006 or a "Generally Recognized as Safe" (GRAS) determination and gives Campbell Soup the right to terminate the agreement earlier without cause on or after March 28, 2005, provided that it pay a specified termination fee if it terminates the agreement after March 28, 2005 but prior to March 28, 2006. Our agreements with Coca-Cola and Kraft Foods provide for research and development funding until April 2008 and July 2007, respectively, and give each party the right to conclude the respective collaborative program earlier for any reason upon payment to us of a termination fee, provided that Coca-Cola may terminate the collaborative period without payment of an early conclusion fee in the event that we fail to achieve a specified research and development goal by April 22, 2006, subject to payment of research funding through July 22, 2006. Our initial agreement with Nestlé (as amended in April 2005) provides for research and development funding through April 2008 and gives Nestlé the right to terminate the agreement earlier without cause on or after April 18, 2006, provided that it pay additional specified research funding if it terminates the agreement after April 18, 2006 but prior to April 18, 2008. Our most recent agreement with Nestlé provides for research and development funding through October 2009 and gives Nestlé the right to terminate the agreement earlier without cause on or after October 26, 2006, provided that it pay additional specified research funding if it terminates the agreement after October 26, 2006 but prior to October 26, 2009. If any or all of our material agreements with our collaborators expire or are terminated, our revenue would significantly decline and if all of our agreements expire or are terminated, our revenue would be substantially eliminated, which would have a material adverse effect on our business, financial condition and results of operations. Our collaborators may not renew their agreements with us or, if they do, they may not be on terms that are as favorable to us as our current agreements.

        Our current collaboration agreements provide that we will receive royalties of up to 4% on our collaborators' sales of products containing our flavors, flavor enhancers or taste modulators. The actual royalties payable vary by agreement and depend on a number of factors including, for example, the product field, cost of goods savings, degree of flavor enhancement and sales volume of collaborator products incorporating our flavor ingredients. Our collaborators may not incorporate our flavors, flavor enhancers and taste modulators into any or all of their products within their exclusive product fields.

        We do not currently have a commercialized product and cannot assure you we will have a commercialized product in the foreseeable future, or at all. We will be dependent on our current and any other possible future collaborators to commercialize any flavors, flavor enhancers or taste modulators that we successfully develop and to provide the sales, marketing and distribution capabilities required for the success of our business. We have limited or no control over the amount and timing of resources that our current or any future collaborators may devote to our programs or potential products. Our collaborators may decide not to devote the necessary resources to the commercialization of our flavors, flavor enhancers or taste modulators, or may pursue a competitor's product if our flavors, flavor enhancers or taste modulators do not have the characteristics desired by the collaborator. These characteristics include, among other things, enhancement properties, temperature stability, solubility, taste and cost. If these collaborators fail to conduct their commercialization, sales and marketing or distribution activities successfully and in a timely manner, we will earn little or no royalty revenues from our flavors, flavor enhancers and taste modulators and we will not be able to achieve our objectives or build a sustainable or profitable business.

        Our present and any future product discovery and development collaboration opportunities could be harmed if:

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  our existing or any future collaborators terminate their collaboration agreements with us prior to the expiration of the agreements;

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  we do not achieve our research and development objectives under our collaboration agreements prior to the termination of the collaboration periods;

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  we disagree with our collaborators as to the parties' respective licensing rights to our flavors, flavor enhancers and taste modulators, methods or other intellectual property we develop;

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  we are unable to manage multiple simultaneous collaborations;

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  potential collaborators fail to spend their resources on research and development or commercialization of our flavors, flavor enhancers and taste modulators due to general market conditions or for any other reason; or

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  consolidation in our target markets limits the number of potential collaborators.

We may not be able to negotiate additional collaboration agreements having terms satisfactory to us or at all.

        We may not be able to enter into additional product discovery and development collaborations due to the exclusive or co-exclusive nature of our current product discovery and development collaborations. Each of our current collaboration agreements provides that we will conduct research and development on flavors, flavor enhancers and taste modulators for use within one or more defined packaged food and beverage product fields on an exclusive or co-exclusive basis for the respective collaborator during the collaborative period specified in the agreement. Because each of these agreements is exclusive or co-exclusive, we will not be able to enter into a collaboration agreement with any other food and beverage company covering the same product field during the applicable collaborative period. In addition, our collaborators' competitors may not wish to do business with us at all due to our relationship with our collaborators. If we are unable to enter into additional product discovery and development collaborations, our ability to sustain or expand our business will be significantly diminished.

We may not be successful in developing flavors, flavor enhancers or taste modulators useful for formulation into products.

        We may not succeed in developing flavors, flavor enhancers or taste modulators with the appropriate attributes required for use in successful commercial products. Successful flavors, flavor enhancers and taste modulators require, among other things, appropriate biological activity, including the correct flavor or flavor enhancer property for the product application, an acceptable safety profile, including lack of toxicity or allergenicity, and appropriate physical or chemical properties, including relative levels of stability, volatility and resistance to heat. Successful flavors, flavor enhancers and taste modulators must also be cost-efficient for our collaborators. We may not be able to develop flavors, flavor enhancers or taste modulators that meet these criteria.

If we or our collaborators are unable to obtain and maintain the GRAS determinations or regulatory approvals required before any flavors, flavor enhancers or taste modulators can be incorporated into products that are sold, we would be unable to commercialize our flavors, flavor enhancers and taste modulators and our business would be adversely affected.

        In March 2005, we obtained a GRAS determination, based on scientific procedures, from the Flavor and Extract Manufacturers Association (FEMA) Expert Panel for four of our savory product candidates for use in foods. Apart from these product candidates, we do not have GRAS determination or regulatory approval for any other product candidate at this time. In the United States, the development, sale and incorporation of our flavors, flavor enhancers or taste modulators into products are subject to the Federal Food, Drug, and Cosmetic Act (FDC Act), the implementing Food and Drug Administration (FDA) regulations and in some instances other regulation by other government bodies, such as the U.S. Department of Agriculture Food Safety and Inspection Service under the Poultry Products Inspection Act and the Meat Inspection Act. Obtaining and maintaining a GRAS determination or regulatory approval is typically costly and can require many years.

        Depending on the chemical identity of a particular flavor, flavor enhancer or taste modulator and the estimated human exposure resulting from the conditions of intended use of the flavor, flavor enhancer or taste modulator, specific safety assessment protocols and regulatory processes must be satisfied before we or our collaborators can commercially market and sell products containing any flavors, flavor enhancers or taste modulators that we may discover. A key element of our strategy is to develop flavors, flavor enhancers and taste modulators that will be eligible for review by the FEMA Expert Panel, a GRAS review process that we expect will generally take 12 to 18 months and be less expensive than the alternative of filing a food additive petition with the FDA, approval of which can take eight years or more. The FEMA GRAS review process may take longer than 18 months and cost more than $1 million if additional safety studies are requested by the FEMA Expert Panel or are necessary to explain unexpected safety study findings. There is a risk that one or more of our product candidates may not qualify for a FEMA GRAS determination. This may occur for a variety of reasons, including the flavor, flavor enhancer or taste modulator's intended use, the dietary exposure likely to result from use of the flavor, flavor enhancer or taste modulator, the range of product categories in which the flavor, flavor enhancer or taste modulator will be used, whether the flavor, flavor enhancer or taste modulator imparts sweetness, the safety profile of the flavor, flavor enhancer or taste modulator and the FEMA Expert Panel's interpretation of the safety data. Even if we obtain a GRAS determination for use of a flavor, flavor enhancer or taste modulator, there is a risk that FDA could challenge the GRAS status of the flavor, flavor enhancer or taste modulator, which could materially adversely affect our ability to market products on schedule or at all. In the event that a particular flavor, flavor enhancer or taste modulator does not qualify for a FEMA GRAS determination based on scientific procedures, we will be required to pursue a lengthy FDA food additive approval process or dedicate our development efforts to alternative compounds, which would further delay commercialization. In addition, the FDC Act, FDA regulations or FDA policies and practices, as well as other pertinent laws, regulations and agency policies and practices, concerning the regulatory approval process, the availability of the GRAS determination process or the manufacture or labeling of such products, may change in a manner that could adversely affect our ability to commercialize products on schedule or at all.

        Sales of our flavors, flavor enhancers or taste modulators outside of the United States will be subject to foreign regulatory requirements. In most cases, regardless whether a GRAS determination or FDA food additive approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must still be acquired prior to manufacturing or marketing the product in those countries. A GRAS determination or FDA food additive approval in the United States or in any other jurisdiction does not ensure approval in other jurisdictions because the requirements from jurisdiction to jurisdiction may vary widely. Obtaining foreign approvals could result in significant delays, difficulties and costs for us and require additional safety studies and additional expenses. If we fail to comply with these regulatory requirements or to obtain and maintain required approvals, our ability to generate revenue will be diminished.

        We and our collaborators may not be successful in overcoming these regulatory hurdles, which could result in product launch delays, unanticipated expenses, termination of collaborations, and the lack of legal authorization for use of flavors, flavor enhancers and taste modulators in consumer products. These consequences would have a material adverse effect on our business financial condition and results of operations.

Even if we or our collaborators receive GRAS determinations or regulatory approvals and incorporate our flavors, flavor enhancers or taste modulators into products, those products may never be commercially successful.

        Even if we discover and develop flavors, flavor enhancers and taste modulators and achieve the necessary GRAS determinations or regulatory approvals, our success depends to a significant degree upon the commercial success of packaged food and beverage products incorporating those flavors, flavor enhancers or taste modulators. If these products fail to achieve or subsequently maintain market acceptance or commercial viability, our business would be significantly harmed because our royalty revenue is dependent upon consumer sales of these products. In addition, we could be unable to maintain our existing collaborations or attract new product discovery and development collaborators. Many factors may affect the market acceptance and commercial success of any potential products incorporating flavors, flavor enhancers or taste modulators that we may discover, including:

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  health concerns, whether actual or perceived, or unfavorable publicity regarding our flavors, flavor enhancers and taste modulators or those of our competitors;

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  the timing of market entry as compared to competitive products;

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  the rate of adoption of products by our collaborators and other companies in the flavor industry; and

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  additional product labeling requirements that may be implemented by the FDA or other United States or foreign regulatory agencies for products incorporating our flavors, flavor enhancers and taste modulators.

We have a history of operating losses and we may not achieve or maintain profitability.

        We have not been profitable and have generated substantial operating losses since we were incorporated in September 1998. We incurred net losses of approximately $14.4 million for the nine months ended September 30, 2005. As of September 30, 2005, we had an accumulated deficit of approximately $98.8 million. We expect to incur additional losses for at least the next two years. The extent of our future losses will depend, in part, on the rate of increase in our operating expenses and the rate of growth, if any, in our revenue from our five existing and any future product discovery and development collaborations as well as from other sources that may become available to us in the future and on the level of our expenses. To date, our revenue has come solely from research and development funding, upfront fees, cost reimbursement and milestone payments under our product discovery and development collaboration agreements with Cadbury Schweppes, Campbell Soup, Coca-Cola, Kraft Foods and Nestlé. In order for us to generate royalty revenue and become profitable, we must retain our existing product discovery and development collaborations and our collaborators must commercialize products incorporating one or more of our flavors, flavor enhancers or taste modulators, from which we can derive royalty revenues. Our ability to generate royalty revenue is uncertain and will depend upon our ability to meet particular research, development and commercialization objectives.

We expect that our results of operations will fluctuate from period to period, and this fluctuation could cause our stock price to decline, causing investor losses.

        Our operating results have fluctuated in the past and are likely to vary significantly in the future based upon a number of factors, many of which we have little or no control over. We operate in a highly dynamic industry and future results could be subject to significant fluctuations. These fluctuations could cause us to fail to meet or exceed financial expectations of securities analysts or investors, which could cause our stock price to decline rapidly and significantly. Revenue and expenses in future periods may be greater or less than revenue and expenses in the immediately preceding period or in the comparable period of the prior year. Therefore, period-to-period comparisons of our operating results are not necessarily a good indication of our future performance. Some of the factors that could cause our operating results to fluctuate include:

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  termination of any of our product discovery and development collaboration agreements;

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  our ability to discover and develop flavors, flavor enhancers and taste modulators or the ability of our product discovery and development collaborators to incorporate them into packaged food and beverage products;

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  our receipt of milestone payments in any particular period;

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  the ability and willingness of collaborators to commercialize products incorporating our flavors, flavor enhancers and taste modulators on expected timelines, or at all;

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  our ability to enter into new product discovery and development collaborations and technology collaborations or to extend the terms of our existing collaboration agreements and our payment obligations, expected revenue and other terms of any other agreements of this type;

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  our ability, or our collaborators' ability, to successfully satisfy all pertinent regulatory requirements;

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  the demand for our collaborators' products containing our flavors, flavor enhancers and taste modulators; and

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  general and industry specific economic conditions, which may affect our collaborators' research and development expenditures.

Changes in financial accounting standards related to stock option expenses are expected to have a significant effect on our reported results.

        The FASB recently issued a revised standard that requires that we record compensation expense in the statement of operations for employee stock options using the fair value method. The adoption of the new standard is expected to have a significant effect on our reported earnings, although it will not affect our cash flows, and could adversely impact our ability to provide accurate guidance on our projected future financial results due to the variability of the factors used to establish the value of stock options. As a result, the adoption of the new standard in the first quarter of fiscal 2006 could negatively affect our stock price and our stock price volatility.

We may need to obtain additional capital to fund our operations.

        If we are unable to successfully commercialize our flavors, flavor enhancers and taste modulators, we may need to obtain additional capital or change our strategy to continue our operations. In addition, our business and operations may change in a manner that would consume available resources at a greater rate than anticipated. We may also determine it is desirable to raise additional capital in order to enable us to expand operations or more effectively pursue our goals. In any such event, we may need to raise substantial additional capital to, among other things:

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  fund existing or new research, discovery or development programs;

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  advance existing or new additional product candidates into and through the regulatory approval process; and

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  acquire rights to products or product candidates, technologies or businesses.

        If we require additional capital to continue or expand our operations, we cannot assure you that additional financing will be available on terms acceptable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, identify and develop flavors, flavor enhancers and taste modulators, develop technologies or otherwise respond to competitive pressures could be significantly limited. In addition, if financing is not available, we may need to alter our strategy or cease operations. In addition, issuances of debt or additional equity could impact the rights of the holders of our common stock, may dilute our stockholders' ownership and may impose restrictions on our operations. These restrictions could include limitations on additional borrowing, specific restrictions on the use of our assets as well as prohibitions on our ability to create liens, pay dividends, redeem our stock or make investments.

If we lose our key personnel or are unable to attract and retain qualified personnel, it could adversely affect our business.

        Our success depends to a significant degree upon the continued contributions of our executive officers, management and scientific staff. If we lose the services of one or more of these people and, in particular, Kent Snyder, our President and Chief Executive Officer, or Mark Zoller, Ph.D., our Chief Scientific Officer and Sr. Vice President, Research, the relationships we have with our collaborators would likely be negatively impacted and we may be delayed or unable to develop new product candidates, commercialize our existing product candidates or achieve our other business objectives, any of which could cause our stock price to decline. We have entered into employment letter agreements with the following executive officers: Kent Snyder, Mark Zoller, Ph.D., Harry Leonhardt, Esq., our Vice President, General Counsel and Corporate Secretary, John Poyhonen, our Vice President and Chief Financial and Business Officer, and Nigel R.A. Beeley, Ph.D., our Vice President, Discovery. All of our employees are at-will employees, which means that either we or the employee may terminate their employment at any time. We currently have no key person insurance.

        In addition, our discovery and development programs depend on our ability to attract and retain highly skilled scientists, including molecular biologists, biochemists, chemists and engineers. We may not be able to attract or retain qualified employees in the future due to the intense competition for qualified personnel among technology-based businesses, particularly in the San Diego area. We also face competition from universities and public and private research institutions in recruiting and retaining highly qualified scientific and management personnel. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will adversely affect our ability to meet the demands of our current or any future product discovery and development collaborators in a timely fashion or to support our independent discovery and development programs.

We may encounter difficulties managing our growth, which could adversely affect our business.

        Our strategy includes entering into and working on simultaneous flavor and flavor enhancer discovery and development programs across multiple markets. We increased the number of our full-time employees from seven on December 31, 1999 to 84 on September 30, 2005 and we expect to continue to grow to meet our strategic objectives. If our growth continues, it will continue to place a strain on us, our management and our resources. Our ability to effectively manage our operations, growth and various projects requires us to continue to improve our operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient numbers of talented employees. We may not be able to successfully implement these tasks on a larger scale and, accordingly, we may not achieve our research, development and commercialization goals. If we fail to improve our operational, financial and management information systems, or fail to effectively monitor or manage our new and future employees or our growth, our business would suffer significantly. In addition, no assurance can be made that we will be able to secure adequate facilities to house our staff, conduct our research or achieve our business objectives.

We will rely on third parties to manufacture our flavors, flavor enhancers and taste modulators on a commercial scale.

        We do not have experience in manufacturing, nor do we have the resources or facilities to manufacture, flavors, flavor enhancers and taste modulators on a commercial scale. Therefore, the commercialization of our flavors, flavor enhancers and taste modulators will depend in part on our or our collaborators' ability to contract with third-party manufacturers for production of our flavors, flavor enhancers and taste modulators on a large scale, at a competitive cost, with the specified quality and in accordance with relevant food and beverage regulatory requirements, including current good manufacturing practices. Any such third-party manufacturers may encounter manufacturing difficulties at any time that could result in delays in the commercialization of potential flavors, flavor enhancers and taste modulators. Our inability to find capable third-party manufacturers or to enter into agreements on acceptable terms with third-party manufacturers could delay commercialization of any products we may develop and may harm our relationships with our existing and any future product discovery and development collaborators and our customers. Moreover, if we are required to change from one third-party manufacturer to another for any reason, the commercialization of our products may be delayed further. In addition, if third-party manufacturers fail to comply with the FDA's current good manufacturing practice regulations and policies, we may be subject to adverse regulatory action including product recalls, warning letters, market withdrawals or re-labeling of our products, or our collaborators' or customers' products.

        Further, because our flavors, flavor enhancers and taste modulators are regulated as food products under the FDC Act, we and the third parties with which we collaborate or contract to manufacture, process, pack, import or otherwise handle our products or our product ingredients, may be required to comply with certain registration, prior notice submission, recordkeeping and other regulatory requirements. Failure of any party in the chain of distribution to comply with any applicable requirements under the FDC Act or the FDA's implementing regulations may adversely affect the manufacture and/or distribution of our products in commerce.

If we acquire products, technologies or other businesses, we will incur a variety of costs, may have integration difficulties and may experience numerous other risks that could adversely affect our business.

        If appropriate opportunities become available, we may consider acquiring businesses, technologies or products that we believe are a strategic fit with our business. We currently have no commitments or agreements with respect to, and are not actively seeking, any material acquisitions. We have limited experience in identifying acquisition targets, successfully acquiring them and integrating them into our current infrastructure. We may not be able to successfully integrate any businesses, products, technologies or personnel that we might acquire in the future without a significant expenditure of operating, financial and management resources, if at all. In addition, future acquisitions might be funded by issuances of additional debt or equity, which could impact your rights as a holder of our common stock and may dilute your ownership percentage. Any of the foregoing could have a significant adverse effect on our business, financial condition, liquidity and results of operations.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

        Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new Securities and Exchange

Commission (SEC) regulations and Nasdaq National Market rules have resulted in, and are likely to continue to result in, increased general and administrative expenses and management time related to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our external auditors' audit of that assessment requires the commitment of significant financial and managerial resources. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, our reputation may be harmed and we might be subject to sanctions or investigation by regulatory authorities, such as the SEC. Any such action could adversely affect our financial results and the market price of our common stock.

Risks Related To Our Industry

Our ability to compete in the flavor and flavor enhancer market may decline if we do not adequately protect our proprietary technologies.

        Our success depends in part on our ability to obtain and maintain intellectual property that protects our technologies and flavors, flavor enhancers and taste modulators. Patent positions may be highly uncertain and may involve complex legal and factual questions, including the ability to establish patentability of sequences relating to taste receptors, proteins, chemical synthesis techniques, compounds and methods for using them to modulate taste for which we seek patent protection. No consistent standard regarding the allowability or enforceability of claims in many of our pending patent applications has emerged to date. As a result, we cannot predict the breadth of claims that will ultimately be allowed in our patent applications, if any, including those we have in-licensed or the extent to which we may enforce these claims against our competitors. The degree of future protection for our proprietary rights is therefore highly uncertain and we cannot assure you that:

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  we were the first to file patent applications or to invent the subject matter claimed in patent applications relating to the technologies upon which we rely;

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  others will not independently develop similar or alternative technologies or duplicate any of our technologies;

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  others did not publicly disclose our claimed technology before we conceived the subject matter included in any of our patent applications;

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  any of our patent applications will result in issued patents;

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  any of our patent applications will not result in interferences or disputes with third parties regarding priority of invention;

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  any patents that have issued or may be issued to us, our collaborators or our licensors will provide a basis for commercially viable products or will provide us with any competitive advantages or will not be challenged by third parties;

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  we will develop additional proprietary technologies that are patentable;

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  the patents of others will not have an adverse effect on our ability to do business; or

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  new proprietary technologies from third parties, including existing licensors, will be available for licensing to us on reasonable commercial terms, if at all.

        In addition, patent law outside the United States is uncertain and in many countries intellectual property laws are undergoing review and revision. The laws of some countries do not protect intellectual property rights to the same extent as domestic laws. It may be necessary or useful for us to participate in opposition proceedings to determine the validity of our competitors' patents or to defend the validity of any of our or our licensor's future patents, which could result in substantial costs and would divert our efforts and attention from other aspects of our business.

        Technologies licensed to us by others, or in-licensed technologies, are important to our business. In particular, we depend on high-throughput screening technologies that we licensed from Aurora Biosciences, technology related to certain taste receptor sequences that we license from the University of California and others and technology related to compound libraries that we license from third parties. In addition, we may in the future acquire rights to additional technologies by licensing such rights from existing licensors or from third parties. Such in-licenses may be costly. Also, we generally do not control the patent prosecution, maintenance or enforcement of in-licensed technologies. Accordingly, we are unable to exercise the same degree of control over this intellectual property as we do over our internally developed technologies. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights. If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a significant adverse effect on our business, financial condition and results of operations.

Many of the patent applications we and our licensors have filed have not yet been substantively examined and may not result in patents being issued.

        Many of the patent applications filed by us and our licensors were filed recently with the United States Patent and Trademark Office and most have not been substantively examined and may not result in patents being issued. Some of these patent applications claim sequences that were identified from different publicly available sequence information sources such as the High-Throughput Genomic Sequences division of GenBank. It is difficult to predict whether any of our or our licensors' applications will ultimately be found to be patentable or, if so, to predict the scope of any allowed claims. In addition, the disclosure in our or our licensors' patent applications, particularly in respect of the utility of our claimed inventions, may not be sufficient to meet the statutory requirements for patentability in all cases. As a result, it is difficult to predict whether any of our or our licensors' applications will be allowed, or, if so, to predict the scope of any allowed claims or the enforceability of the patents. Even if enforceable, others may be able to design around any patents or develop similar technologies that are not within the scope of such patents. Our and our licensors' patent applications may not issue as patents that will provide us with any protection or competitive advantage.

Disputes concerning the infringement or misappropriation of our proprietary rights or the proprietary rights of others could be time consuming and extremely costly and could delay our research and development efforts.

        Our commercial success, if any, will be significantly harmed if we infringe the patent rights of third parties or if we breach any license or other agreements that we have entered into with regard to our technology or business.

        We are aware of other companies and academic institutions that have been performing research in the areas of taste modulation and flavors, flavor enhancers and taste modulators. In particular, other companies and academic institutions have announced that they have conducted taste-receptor research and have published data on taste receptor sequence information and taste receptors or filed patent applications or obtained patent protection on taste modulation or taste receptors and their uses, including Linguagen Corp., Mount Sinai School of Medicine, The Scripps Research Institute, the University of California, Monell Chemical Senses Corp., Pfizer, Inc., Virginia Commonwealth University and the German Institute of Human Nutrition. To the extent any of these companies or academic institutions currently have, or obtain in the future, broad patent claims, such patents could block our ability to use various aspects of our discovery and development process and might prevent us from developing or commercializing newly discovered flavors, flavor enhancers and taste modulators or otherwise conducting our business. The University of California, for example, claims certain patent rights relating to the coexpression of T1R receptors that may not have been licensed to us. While our technology is focused on the use of human T1R receptors, we cannot assure you that it does not infringe such patent rights. In such event, if we are not able to amend our license with the University of California to include such patent rights and our technology is found to interfere with or infringe such patent rights, our business, financial condition and results of operations could suffer a significant adverse effect. In addition, it is possible that some of the flavors, flavor enhancers or taste modulators that are discovered using our technology may not be patentable or may be covered by intellectual property of third parties.

        We are not currently a party to any litigation, interference, opposition, protest, reexamination, reissue or any other potentially adverse governmental, ex parte or inter-party proceeding with regard to our patent or trademark positions. However, the life sciences and other technology industries are characterized by extensive litigation regarding patents and other intellectual property rights. Many life sciences and other technology companies have employed intellectual property litigation as a way to gain a competitive advantage. If we become involved in litigation, interference proceedings, oppositions, reexamination, protest or other potentially adverse intellectual property proceedings as a result of alleged infringement by us of the rights of others or as a result of priority of invention disputes with third parties, we might have to spend significant amounts of money, time and effort defending our position and we may not be successful. In addition, any claims relating to the infringement of third-party proprietary rights or proprietary determinations, even if not meritorious, could result in costly litigation, lengthy governmental proceedings, divert management's attention and resources, or require us to enter into royalty or license agreements that are not advantageous to us.

        Should any person have filed patent applications or obtained patents that claim inventions also claimed by us, we may have to participate in an interference proceeding declared by the relevant patent regulatory agency to determine priority of invention and, thus, the right to a patent for these inventions in the United States. Such a proceeding could result in substantial cost to us even if the outcome is favorable. Even if successful on priority grounds, an interference action may result in loss of claims based on patentability grounds raised in the interference action. Litigation, interference proceedings or other proceedings could divert management's time and efforts. Even unsuccessful claims could result in significant legal fees and other expenses, diversion of management's time and disruption in our business. Uncertainties resulting from initiation and continuation of any patent proceeding or related litigation could harm our ability to compete and could have a significant adverse effect on our business, financial condition and results of operations.

        An adverse ruling arising out of any intellectual property dispute, including an adverse decision as to the priority of our inventions, could undercut or invalidate our intellectual property position. An adverse ruling could also subject us to significant liability for damages, including possible treble damages, prevent us from using technologies or developing products, or require us to negotiate licenses to disputed rights from third parties. Although patent and intellectual property disputes in the technology area are often settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include license fees and ongoing royalties. Furthermore, necessary licenses may not be available to us on satisfactory terms, if at all. Failure to obtain a license in such a case could have a significant adverse effect on our business, financial condition and results of operations.

If we are unable to protect our trade secrets and other proprietary information, we could lose any competitive advantage we may have, which could adversely affect our business.

        We rely in part on trade secret protection for our confidential and proprietary information, know how and processes. Our policy is to execute proprietary information and invention agreements with our employees and consultants upon the commencement of an employment or consulting relationship. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual's relationship with us be kept confidential and not be disclosed to third parties. These agreements also generally provide that inventions conceived by the individual in the course of their employment shall be our exclusive property. There can be no assurance that we will be able to effectively enforce these agreements or that proprietary information is our exclusive property. There can be no assurance that the subject proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or that we can meaningfully protect our trade secrets. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Many potential competitors, including those who have greater resources and experience than we do, may develop products or technologies that make ours obsolete or noncompetitive.

        The life sciences and other technology industries are characterized by rapid technological change, and the area of sensory or taste receptor research is a rapidly evolving field. Our future success will depend on our ability to maintain a competitive position with respect to technological advances. Technological developments by others may result in our flavors, flavor enhancers or taste modulators and technologies becoming obsolete.

        In particular, we face substantial competition from companies pursuing the commercialization of products and services relevant to taste using more traditional methods for the discovery of flavors, flavor enhancers and taste modulators. These competitors include leading flavor companies, such as International Flavors & Fragrances Inc., Givaudan SA, Symrise, Quest International and Firmenich. We currently compete and will continue to compete in the future with these companies in collaborating with and selling flavor products and technologies to manufacturers of packaged food and beverage products. Many of these companies have substantially greater capital resources, research and development resources and experience, manufacturing capabilities, regulatory expertise, sales and marketing resources, established relationships with consumer products companies and production facilities.

        We are not aware of any products currently available or under development that would compete with the flavors, flavor enhancers and taste modulators that we are developing under our sweet and salt programs. Savory flavor enhancers, particularly inosine monophosphate, or IMP, are commercially available, and we will compete with the companies that produce these flavors. IMP is widely available and is a generally accepted food additive by the packaged food and beverage industry. As a result, our existing and future collaborators may choose to incorporate IMP or similar savory flavor enhancers into their packaged food and beverage products instead of our savory flavors, flavor enhancers and taste modulators. In addition, we may compete with bitter masking or bitter blocking compounds, such as adenosine 5' monophosphate, or AMP.

        We may in the future face competition from life sciences and other technology companies and other commercial enterprises. These entities engage as we do in biotechnology, biology or chemistry and could apply this technology to the discovery and development of flavors, flavor enhancers and taste modulators. We are aware of one other company, Linguagen Corp., a privately-held company that we believe is involved in research on sweetness potentiators, salt substitutes and bitter blockers, specifically AMP, and has announced research and development collaborations with several companies. We cannot guarantee that products developed as a result of our competitors' existing or future collaborations will not compete with our flavors, flavor enhancers and taste modulators.

        Universities and public and private research institutions are also potential competitors. While these organizations primarily have educational objectives, they may develop proprietary technologies related to the sense of taste or secure patent protection that we may need for the development of our technologies and products. We may attempt to license these proprietary technologies, but these licenses may not be available to us on acceptable terms, if at all.

        Our competitors, either alone or with their collaborative partners, may succeed in developing technologies or discovering flavors, flavor enhancers or taste modulators that are more effective, safer, more affordable or more easily commercialized than ours, and our competitors may obtain intellectual property protection or commercialize products sooner than we do. Developments by others may render our product candidates or our technologies obsolete. In addition, our current product discovery and development collaborators are not prohibited from entering into research and development collaboration agreements with third parties in any product field. Our failure to compete effectively would have a significant adverse effect on our business, financial condition and results of operations.

We may be sued for product liability, which could adversely affect our business.

        Because our business strategy involves the development and sale by our collaborators of commercial products incorporating our flavors, flavor enhancers and taste modulators, we may be sued for product liability. We may be held liable if any product we develop and commercialize, or any product our collaborators commercialize that incorporates any of our flavors, flavor enhancers or taste modulators, causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing, sale or consumer use. The costs of defending product liability lawsuits can be extremely high, even if the product is ultimately found not to have caused injury. In addition, the safety studies we must perform and the FEMA GRAS determination we must obtain prior to incorporating our flavors, flavor enhancers and taste modulators into a commercial product will not protect us from any such liability.

        If we and our collaborators commence sale of commercial products we will need to obtain product liability insurance, and this insurance may be prohibitively expensive, or may not fully cover our potential liabilities. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of products developed by us or our product discovery and development collaborators. We may be obligated to indemnify our product discovery and development collaborators for product liability or other losses they incur as a result of our flavors, flavor enhancers and taste modulators. Any indemnification we receive from such collaborators for product liability that does not arise from our flavors, flavor enhancers and taste modulators may not be sufficient to satisfy our liability to injured parties. If we are sued for any injury caused by our flavors, flavor enhancers and taste modulators or products incorporating our flavors, flavor enhancers and taste modulators, our liability could exceed our total assets.

We use hazardous materials. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

        Our discovery and development process requires our employees to routinely handle hazardous chemical, radioactive and biological materials. Our operations also produce hazardous waste products. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. As a result of the increase in size of our operations, we were recently re-classified from a small quantity to a large quantity generator of hazardous waste. This reclassification may result in increased scrutiny of our operations by the Environmental Protection Agency. Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental regulations may impair our discovery and development efforts.

        In addition, we cannot entirely eliminate the risk of accidental contamination or discharge and any resultant injury from these materials. Our property and casualty policy has very limited coverage for damages or cleanup costs related to radioactive contamination and pollutants and our general liability insurance policy excludes coverage for damages and fines arising from biological or hazardous waste disposal or contamination. We do not carry specific biological or hazardous waste insurance. We may be forced to curtail operations or be sued for any injury or contamination that results from our use or the use by others of these materials, and our liability may exceed our total assets.

Risks Related To This Offering and Our Common Stock

The price of our common stock is volatile.

        The market prices for securities of biotechnology companies historically have been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Since our initial public offering in June 2004, the price of our common stock has ranged from approximately $5 per share to approximately $23 per share. The market price of our common stock may fluctuate in response to many factors, including:

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  developments related to the FEMA GRAS determination and international regulatory approval of our products;

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  developments concerning our collaborative agreements;

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  announcements of technological innovations by us or others;

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  developments in patent or other proprietary rights;

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  results of safety evaluation of our flavors, flavor enhancers and taste modulators;

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  results of consumer acceptance testing of our flavors, flavor enhancers and taste modulators by our collaborators;

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  delays in commercialization of our flavors, flavor enhancers and taste modulators;

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  future sales of our common stock by existing stockholders;

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  comments by securities analysts;

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  general market conditions;

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  fluctuations in our operating results;

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  government regulation;

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  failure of any of our flavors, flavor enhancers or taste modulators, if approved, to achieve commercial success; and

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  public concern as to the safety of our flavors, flavor enhancers, and taste modulators.

Anti-takeover provisions in our charter documents and under Delaware law may make an acquisition of us more complicated and the removal and replacement of our directors and management more difficult.

        Provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions may also make it difficult for stockholders to remove and replace our board of directors and management. These provisions:

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  authorize the issuance of "blank check" preferred stock by our board of directors, without stockholder approval, which could increase the number of outstanding shares and prevent or delay a takeover attempt;

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  limit who may call a special meeting of stockholders;

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  prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

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  establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

        In addition, the requirements of Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a third party from acquiring us.

Our shareholder rights plan may hinder or prevent change of control transactions.

        Our shareholder rights plans may discourage transactions involving an actual or potential change in our ownership. In addition, our board of directors may issue shares of preferred stock without any further action by you. Such issuances may have the effect of delaying or preventing a change in our ownership. If changes in our ownership are discouraged, delayed or prevented, it would be more difficult for our current board of directors to be removed and replaced, even if you and other stockholders believe such actions are in the best interests of us and our stockholders.

If our officers, directors and largest stockholders choose to act together, they may be able to control our management and operations, acting in their best interests and not necessarily the interests of other stockholders.

        As of October 23, 2005, our executive officers, directors and stockholders with at least 5% of our stock together beneficially owned approximately 42% of our common stock. If these officers, directors and principal stockholders act together, they will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of mergers or other business combination transactions. The interests of this concentration of ownership may not always coincide with our interests or the interests of investors in this offering or other stockholders. For instance, officers, directors and principal stockholders, acting together, could cause us to enter into transactions or agreements that we would not otherwise consider. Similarly, this concentration of ownership may have the effect of delaying or preventing a change in control of our company otherwise favored by our other stockholders. This concentration of ownership could depress our stock price.

We have never paid cash dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

        We have paid no cash dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt or credit facility may preclude us from paying any dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

        We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

The future sale of our common stock could negatively affect our stock price.

        If we or our common stockholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock may decline. Furthermore, if we were to include in a company-initiated registration statement shares held by our stockholders pursuant to the exercise of their registration rights, the sale of those shares could impair our ability to raise needed capital by depressing the price at which we could sell our common stock.

FORWARD-LOOKING INFORMATION

        This prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "will," "could," "may," "management believes," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and incorporated by reference in this prospectus. The key factors that could cause actual results to differ materially from the forward-looking statements include:

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  the progress and capabilities of our discovery and development programs;

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  the benefits to be derived from relationships with our product discovery and development collaborators, technology collaborators and licensors and our ability to enter into and maintain these relationships;

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  our ability, or our collaborators' ability, to successfully satisfy all pertinent regulatory requirements and commercialize products incorporating our flavors, flavor enhancers and taste modulators;

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  our estimates of future revenue, costs and expenses, cash flow and profitability; and

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  our estimates regarding our capital requirements and our need for additional financing.

        Because the factors referred to above, as well as the risk factors beginning on page S-4 of this prospectus supplement and the factors included in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. You should read these factors and the other cautionary statements we make in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements that we make in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. Moreover, additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect our company. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the 3,521,126 shares of our common stock that we are offering at a public offering price of $14.60 per share will be approximately $49.7 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its over-allotment option in full, we estimate that the net proceeds will be approximately $57.2 million. We intend to use the net proceeds of this offering to accelerate and expand our research and development activities and for general corporate purposes. We may also use a portion of the net proceeds to fund potential acquisitions of complementary technologies or businesses. We currently have no commitments or agreements with respect to, and are not actively seeking, any material acquisitions.

        As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of the offering or the timing of these expenditures. Accordingly, our management will retain broad discretion over the use of proceeds. Pending these uses, we intend to invest the net proceeds in a money market mutual fund with a large financial institution.

DILUTION

        As of September 30, 2005, our net tangible book value was $29.8 million, or approximately $1.16 per share of common stock. Net tangible book value per share represents total consolidated tangible assets less total consolidated liabilities, divided by the aggregate number of shares of common stock outstanding. After giving effect to our sale of common stock in the offering, at a public offering price of $14.60 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2005, would have been approximately $79.5 million, or $2.73 per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $1.57 per share and an immediate dilution to new investors of $11.87 per share.

        The following table illustrates this per share dilution:

Public offering price per share of common stock		14.60
Net tangible book value per share as of September 30, 2005	$1.16
Increase in net tangible book value per share attributable to this offering	$1.57

Pro forma net tangible book value per share after giving effect to this offering		$2.73

Dilution in net tangible book value per share to new investors(1)		$11.87

(1)
Dilution is determined by subtracting pro forma net tangible book value per share after giving effect to the offering from the public offering price per share paid by a new investor.

        In the discussion and table above, we assume no exercise of outstanding options or warrants. As of September 30, 2005, there were 2,488,422 shares of common stock reserved for issuance upon exercise of outstanding options with a weighted average exercise price of $6.11 per share. To the extent that any of these outstanding options are exercised, there will be further dilution to new investors.

UNDERWRITING

        We have entered into an underwriting agreement with Deutsche Bank Securities Inc., as underwriter, with respect to the shares being offered by this prospectus supplement. Subject to certain conditions, we have agreed to sell to Deutsche Bank Securities Inc., and Deutsche Bank Securities Inc. has agreed to purchase from us, the 3,521,126 shares of common stock offered hereby. The underwriting agreement provides that the obligations of the underwriter are subject to conditions and that the underwriter will purchase all of the shares of common stock offered hereby, if any of these shares are purchased.

        Deutsche Bank Securities Inc. proposes to offer the shares of common stock to the public initially at the offering prices set forth on the cover of this prospectus supplement. After the initial public offering, such public offering prices may be changed.

        We have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act and to contribute to payments the underwriter may be required to make in respect of these liabilities.

        Our expenses of this offering are estimated at $300,000.

        The following table summarizes the underwriting discounts and estimated expenses we will pay:

	Per share	Total
Underwriting Discounts	$0.400	$1,408,450.40
Expenses	$0.085	$300,000.00

        Under the current guidelines of the NASD, the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the shares of common stock offered pursuant to this prospectus supplement.

        We have granted to the underwriter an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 528,169 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The underwriter may exercise this option only to cover over-allotments made in connection with the sale of the common stock offered by this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriter to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the 3,521,126 shares are being offered.

No Sale of Similar Securities

        Subject to certain exceptions, we and our executive officers have each agreed not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons for a period of 90 days after the date of this prospectus supplement, without the prior written consent of Deutsche Bank Securities Inc. This consent may be given at any time without public notice.

Passive Market Maker

        In connection with the offering, Deutsche Bank Securities Inc. may engage in passive market making transactions in our common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of the shares being offered by this prospectus supplement and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker's bid, that bid must be lowered when specified purchase limits are exceeded.

Stabilization Transactions

        In order to facilitate the offering of our common stock, Deutsche Bank Securities Inc. may engage in transactions that stabilize, maintain, or otherwise affect the market price of our common stock. Specifically, Deutsche Bank Securities Inc. may over-allot shares of our common stock in connection with this offering, thus creating a short sales position in our common stock for its own account. A short sales position results when an underwriter sells more shares of common stock than that underwriter is committed to purchase. A short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are sales made for an amount not greater than the underwriter's over-allotment option to purchase additional shares in the offering described above. Deutsche Bank Securities Inc. may close out any covered short position by either exercising its over-allotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, Deutsche Bank Securities Inc. will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. Deutsche Bank Securities Inc. will have to close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if Deutsche Bank Securities Inc. is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to stabilize the market price of our common stock, Deutsche Bank Securities Inc. may bid for, and purchase, shares of our common stock in the open market. These transactions may be effected on the Nasdaq National Market or otherwise.

        Neither we nor Deutsche Bank Securities Inc. make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor Deutsche Bank Securities Inc. make any representation that Deutsche Bank Securities Inc. will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

LEGAL MATTERS

        The validity of the common stock being offered hereby will be passed on for us by Cooley Godward LLP, San Diego, California. Certain matters will be passed on for the underwriter by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their report, which is incorporated by reference into this prospectus and elsewhere in the registration statement, of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, NE., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

        The SEC allows us to incorporate by reference into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed on March 10, 2005;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, which were filed on May 11, 2005, August 10, 2005 and November 2, 2005, respectively;

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  Our Current Reports on Form 8-K, which were filed on February 15, 2005, March 3, 2005, March 29, 2005, April 20, 2005, April 28, 2005, May 2, 2005, June 10, 2005, July 18, 2005 and July 29, 2005;

  •
  The description of our common stock that is contained in the registration statement on Form 8-A filed on June 8, 2004 (File No. 000-50791) under the Exchange Act including any amendment or report filed for the purpose of updating such description; and

  •
  The description of our Rights Agreement in our Current Report on Form 8-K, which was filed on February 15, 2005.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

    General Counsel
    Senomyx, Inc.
    11099 North Torrey Pines Road
    La Jolla, CA 92037
    (858) 646-8300

        All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered in this prospectus shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective date of filing such documents.

        We have filed with the SEC registration statements on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain or incorporate by reference all of the information included in the registration statements, some of which is contained in exhibits included with or incorporated by reference into the registration statements. The registration statements, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statements, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PROSPECTUS

$50,000,000

SENOMYX, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants

        From time to time, we may sell any of the securities listed above.

        We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

        Our common stock is traded on the Nasdaq National Market under the symbol "SNMX." The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq National Market or any securities market or exchange of the securities covered by the prospectus supplement.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 5.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 24, 2005

TABLE OF CONTENTS

About This Prospectus	i
Summary	1
Risk Factors	5
Forward-Looking Information	21
Financial Ratios	22
Use of Proceeds	22
Description of Capital Stock	23
Description of Debt Securities	29
Description of Warrants	36
Legal Ownership of Securities	40
Plan of Distribution	44
Legal Matters	45
Experts	45
Where You Can Find More Information	45

        You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities and warrants in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under "Where You Can Find More Information" before buying securities in this offering.

i

SUMMARY

Senomyx, Inc.

        We are a biotechnology company using proprietary taste receptor-based assays, screening technologies and optimization chemistry to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry. We believe our flavor ingredients will enable packaged food and beverage companies to improve the nutritional profile of their products while maintaining or enhancing taste and may generate cost of goods savings. We license our flavor ingredients to our collaborators on an exclusive or co-exclusive basis in pre-defined fields, which we believe will provide these companies with the ability to differentiate their products. We have entered into product discovery and development collaborations with five of the world's leading packaged food and beverage companies: Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc. and Nestlé SA. We currently anticipate that we will derive all of our revenues from existing and future collaborations. Depending upon the collaboration, our existing collaboration agreements provide for upfront fees, research and development funding, milestone payments based upon our achievement of research or development goals and, in the event of commercialization, royalties on future sales of consumer products incorporating our flavors, flavor enhancers and taste modulators.

        We are currently pursuing savory, sweet and salt flavor enhancer and bitter taste modulator discovery and development programs. The goals of our savory program are to enhance the taste of naturally occurring glutamate and enable the reduction or elimination of added MSG. The goals of our sweet program are to enhance the taste of natural and artificial sweeteners and enable a significant reduction in added sweeteners. The goals of our salt program are to enhance the taste of salt and enable a significant reduction in added salt. The goals of our bitter taste modulation program are to reduce or block bitter taste and improve the overall taste characteristics of packaged foods, beverages, over the counter health care products and pharmaceutical products.

        We were incorporated in 1998 in Delaware. Our principal executive offices are located at 11099 North Torrey Pines Road, La Jolla, California 92037, and our telephone number is (858) 646-8300. Our internet address is www.senomyx.com. We post links on our website to the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC: annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendment to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All such filings are available through our website free of charge. Our filings may also be read and copied at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. The references to our internet address and the SEC's internet address do not constitute incorporation by reference of the information contained at those sites.

        Unless the context indicates otherwise, as used in this prospectus, the terms "Senomyx," "we," "us" and "our" refer to Senomyx, Inc., a Delaware corporation. We use Senomyx, and the Senomyx logo as trademarks in the United States and other countries. All other trademarks and tradenames mentioned in this prospectus are the property of their respective owners.

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities with a total value of up to $50 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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  designation or classification;

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  aggregate principal amount or aggregate offering price;

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  maturity;

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  original issue discount, if any;

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  rates and times of payment of interest, dividends or other payments, if any;

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  redemption, conversion, exchange, settlement or sinking fund terms, if any;

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  conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

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  ranking;

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  restrictive covenants, if any;

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  voting or other rights, if any; and

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  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        We may sell the securities directly or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

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  the names of those underwriters or agents;

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  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options, if any; and

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  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

        Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 7,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, of the 7,500,000 authorized shares of preferred stock, our board of directors has designated 1,200,000 shares as Series A Junior Participating Preferred Stock.

        We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        Warrants.    We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

        An investment in our common stock is risky. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed under "Risk Factors" in the prospectus, the applicable prospectus supplement and our filings with the SEC incorporated by reference into this prospectus, together with all of the other information contained in this prospectus and the prospectus supplement or incorporated by reference in this prospectus. The risks and uncertainties described below, in the applicable prospectus supplement and in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described below, in the applicable prospectus supplement or in any of our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of the common stock being offered by this prospectus and the applicable prospectus supplements could decline, and you might lose all or part of your investment.

Risks Related To Our Business

We are dependent on our product discovery and development collaborators for all of our revenue and we are dependent on our current and any future product discovery and development collaborators to develop and commercialize any flavors, flavor enhancers or taste modulators we may discover.

        A key element of our strategy is to commercialize our flavors, flavor enhancers and taste modulators through product discovery and development collaborations. Through June 30, 2005, all of our revenue has been derived solely from research and development payments and milestone payments received under collaboration agreements with Campbell Soup, Coca-Cola, Kraft Foods and Nestlé. Substantially all of our revenue in the foreseeable future will result from these types of payments from these collaborations, unless we successfully commercialize a product candidate through these or other collaborators and earn royalties on future sales of consumer products incorporating our flavors, flavor enhancers or taste modulators.

        Our agreement with Campbell Soup provides for research and development funding until March 2006 and gives Campbell Soup the right to terminate the agreement earlier without cause on or after March 28, 2005, provided that it pay a specified termination fee if it terminates the agreement after March 28, 2005 but prior to March 28, 2006. Our agreements with Coca-Cola and Kraft Foods provide for research and development funding until April 2008 and July 2007, respectively, and give each party the right to conclude the respective collaborative program earlier for any reason upon payment to us of a termination fee, provided that Coca-Cola may terminate the collaborative period without payment of an early conclusion fee in the event that we fail to achieve a specified research and development goal by April 22, 2006, subject to payment of research funding through July 22, 2006. Our initial agreement with Nestlé (as amended in April 2005) provides for research and development funding through April 2008 and gives Nestlé the right to terminate the agreement earlier without cause on or after April 18, 2006, provided that it pay additional specified research funding if it terminates the agreement after April 18, 2006 but prior to April 18, 2008. Our most recent agreement with Nestlé provides for research and development funding through October 2009 and gives Nestlé the right to terminate the agreement earlier without cause on or after October 26, 2006, provided that it pay additional specified research funding if it terminates the agreement after October 26, 2006 but prior to October 26, 2009. If any or all of our material agreements with our collaborators expire or are terminated, our revenue would significantly decline and if all of our agreements expire or are terminated, our revenue would be substantially eliminated, which would have a material adverse effect on our business, financial condition and results of operations. Our collaborators may not renew their agreements with us or, if they do, they may not be on terms that are as favorable to us as our current agreements.

        Our current collaboration agreements provide that we will receive royalties of up to 4% on our collaborators' sales of products containing our flavors, flavor enhancers or taste modulators. The actual royalties payable vary by agreement and depend on a number of factors including, for example, the product field, cost of goods savings, degree of flavor enhancement and sales volume of collaborator products incorporating our flavor ingredients. Our collaborators may not incorporate our flavors, flavor enhancers and taste modulators into all of their products within their exclusive product fields.

        We do not currently have a commercialized product and cannot assure you we will have a commercialized product in the foreseeable future, or at all. We will be dependent on our current and any other possible future collaborators to commercialize any flavors, flavor enhancers or taste modulators that we successfully develop and to provide the sales, marketing and distribution capabilities required for the success of our business. We have limited or no control over the amount and timing of resources that our current or any future collaborators may devote to our programs or potential products. Our collaborators may decide not to devote the necessary resources to the commercialization of our flavors, flavor enhancers or taste modulators, or may pursue a competitor's product if our flavors, flavor enhancers or taste modulators do not have the characteristics desired by the collaborator. These characteristics include, among other things, enhancement properties, temperature stability, solubility, taste and cost. If these collaborators fail to conduct their commercialization, sales and marketing or distribution activities successfully and in a timely manner, we will earn little or no royalty revenues from our flavors, flavor enhancers and taste modulators and we will not be able to achieve our objectives or build a sustainable or profitable business.

        Our present and any future product discovery and development collaboration opportunities could be harmed if:

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  our existing or any future collaborators terminate their collaboration agreements with us prior to the expiration of the agreements;

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  we do not achieve our research and development objectives under our collaboration agreements prior to the termination of the collaboration periods;

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  we disagree with our collaborators as to the parties' respective licensing rights to our flavors, flavor enhancers and taste modulators, methods or other intellectual property we develop;

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  we are unable to manage multiple simultaneous collaborations;

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  potential collaborators fail to spend their resources on research and development or commercialization of our flavors, flavor enhancers and taste modulators due to general market conditions or for any other reason; or

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  consolidation in our target markets limits the number of potential collaborators.

We may not be able to negotiate additional collaboration agreements having terms satisfactory to us or at all.

        We may not be able to enter into additional product discovery and development collaborations due to the exclusive nature of our current product discovery and development collaborations. Each of our current collaboration agreements provides that we will conduct research and development on flavors, flavor enhancers and taste modulators for use within one or more defined packaged food and beverage product fields on an exclusive basis for the respective collaborator during the collaborative period specified in the agreement. Because each of these agreements is exclusive or co-exclusive, we will not be able to enter into a collaboration agreement with any other food and beverage company covering the same product field during the applicable collaborative period. In addition, our collaborators' competitors may not wish to do business with us at all due to our relationship with our collaborators. If we are unable to enter into additional product discovery and development collaborations, our ability to sustain or expand our business will be significantly diminished.

We may not be successful in developing flavors, flavor enhancers or taste modulators useful for formulation into products.

        We may not succeed in developing flavors, flavor enhancers or taste modulators with the appropriate attributes required for use in successful commercial products. Successful flavors, flavor enhancers and taste modulators require, among other things, appropriate biological activity, including the correct flavor or flavor enhancer property for the product application, an acceptable safety profile, including lack of toxicity or allergenicity, and appropriate physical or chemical properties, including relative levels of stability, volatility and resistance to heat. Successful flavors, flavor enhancers and taste modulators must also be cost-efficient for our collaborators. We may not be able to develop flavors, flavor enhancers or taste modulators that meet these criteria.

If we or our collaborators are unable to obtain and maintain the GRAS determination or regulatory approval required before any flavors, flavor enhancers or taste modulators can be incorporated into products that are sold, we would be unable to commercialize our flavors, flavor enhancers and taste modulators and our business would be adversely affected.

        In March 2005, we obtained a Generally Recognized as Safe, or GRAS, determination for four of our savory product candidates. Apart from these product candidates, we do not have GRAS determination or regulatory approval for any other product candidate at this time. In the United States, the development, sale and incorporation of our flavors, flavor enhancers or taste modulators into products are subject to regulation by the Food and Drug Administration, or FDA, and in some instances other government bodies. Obtaining and maintaining a GRAS determination or regulatory approval is typically costly and can take many years.

        Depending on the amount or intended use of a particular flavor, flavor enhancer or taste modulator added to a product and the number of product categories in which the flavor, flavor enhancer or taste modulator will be incorporated, specific safety assessment protocols and regulatory processes must be satisfied before we or our collaborators can commercially market and sell products containing any flavors, flavor enhancers or taste modulators that we may discover. A key element of our strategy is to develop flavors, flavor enhancers and taste modulators that will be subject to review under the Flavor and Extract Manufacturers Association, or FEMA, GRAS process, which we expect will take 12 to 18 months and is less expensive than the alternative of filing a food additive petition with the FDA, approval of which can take eight years or more. The FEMA GRAS review process may take longer than 18 months and cost more than $1 million if additional safety studies are requested by the FEMA

Expert Panel or are necessary to explain unexpected safety study findings. There is a risk that one or more of our product candidates may not qualify for a FEMA GRAS determination. This may occur for a variety of reasons, including the flavor, flavor enhancer or taste modulator's intended use, the amount of the flavor, flavor enhancer or taste modulator intended to be added to packaged foods and beverages, the number of product categories in which the flavor, flavor enhancer or taste modulator will be incorporated, whether the flavor, flavor enhancer or taste modulator imparts sweetness, the safety profile of the flavor, flavor enhancer or taste modulator and the FEMA Expert Panel's interpretation of the safety data. Even if we obtain a GRAS determination with respect to a flavor, flavor enhancer or taste modulator, the FDA has the ability to challenge such determination, which could materially adversely affect our ability to market products on schedule or at all. In the event that a particular flavor, flavor enhancer or taste modulator does not qualify for FEMA GRAS determination, we will be required to pursue a lengthy FDA approval process or dedicate our development efforts to alternative compounds, which would further delay commercialization. In addition, laws, regulations or FDA practice governing the regulatory approval process, the availability of the GRAS determination process or the manufacture or labeling of such products, may change in a manner that could adversely affect our ability to commercialize products on schedule or at all.

        Sales of our flavors, flavor enhancers or taste modulators outside of the United States will be subject to foreign regulatory requirements. In most cases, whether or not a GRAS determination or FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must still be obtained prior to manufacturing or marketing the product in those countries. A GRAS determination or FDA approval in the United States or in any other jurisdiction does not ensure approval in other jurisdictions because the requirements from jurisdiction to jurisdiction may vary widely. Obtaining foreign approvals could result in significant delays, difficulties and costs for us and require additional safety studies and additional expenses. If we fail to comply with these regulatory requirements or to obtain and maintain required approvals, our ability to generate revenue will be diminished.

        We and our collaborators may not be successful in overcoming these regulatory hurdles, which could result in product launch delays, unanticipated expenses, termination of collaborations, and flavors, flavor enhancers and taste modulators not being approved for incorporation into consumer products. These consequences would have a material adverse effect on our business financial condition and results of operations.

Even if we or our collaborators receive a GRAS determination or regulatory approval and incorporate our flavors, flavor enhancers or taste modulators into products, those products may never be commercially successful.

        Even if we discover and develop flavors, flavor enhancers and taste modulators that obtain the necessary GRAS determination or regulatory approval, our success depends to a significant degree upon the commercial success of packaged food and beverage products incorporating those flavors, flavor enhancers or taste modulators. If these products fail to achieve or subsequently maintain market acceptance or commercial viability, our business would be significantly harmed because our royalty revenue is dependent upon consumer sales of these products. In addition, we could be unable to maintain our existing collaborations or attract new product discovery and development collaborators. Many factors may affect the market acceptance and commercial success of any potential products incorporating flavors, flavor enhancers or taste modulators that we may discover, including:

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  health concerns, whether actual or perceived, or unfavorable publicity regarding our flavors, flavor enhancers and taste modulators or those of our competitors;

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  the timing of market entry as compared to competitive products;

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  the rate of adoption of products by our collaborators and other companies in the flavor industry; and

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  any product labeling that may be required by the FDA or other United States or foreign regulatory agencies for products incorporating our flavors, flavor enhancers and taste modulators.

We have a history of operating losses and we may not achieve or maintain profitability.

        We have not been profitable and have generated substantial operating losses since we were incorporated in September 1998. We incurred net losses of approximately $9.8 million for the six months ended June 30, 2005. As of June 30, 2005, we had an accumulated deficit of approximately $94.2 million. We expect to incur additional losses for at least the next two years. The extent of our future losses will depend, in part, on the rate of increase in our operating expenses and the rate of growth, if any, in our revenue from our five existing and any future product discovery and development collaborations as well as from other sources that may become available to us in the future and on the level of our expenses. Through June 30, 2005, our revenue has come solely from research and development funding and milestone payments under our product discovery and development collaboration agreements with Campbell Soup, Coca-Cola, Kraft Foods and Nestlé. In order for us to generate royalty revenue and become profitable, we must retain our existing product discovery and development collaborations and our collaborators must commercialize products incorporating one or more of our flavors, flavor enhancers or taste modulators, from which we can derive royalty revenues. Our ability to generate royalty revenue is uncertain and will depend upon our ability to meet particular research, development and commercialization objectives.

We expect that our results of operations will fluctuate from period to period, and this fluctuation could cause our stock price to decline, causing investor losses.

        Our operating results have fluctuated in the past and are likely to vary significantly in the future based upon a number of factors, many of which we have little or no control over. We operate in a highly dynamic industry and future results could be subject to significant fluctuations. These fluctuations could cause us to fail to meet or exceed financial expectations of securities analysts or investors, which could cause our stock price to decline rapidly and significantly. Revenue and expenses in future periods may be greater or less than revenue and expenses in the immediately preceding period or in the comparable period of the prior year. Therefore, period-to-period comparisons of our operating results are not necessarily a good indication of our future performance. Some of the factors that could cause our operating results to fluctuate include:

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  termination of any of our product discovery and development collaboration agreements;

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  our ability to discover and develop flavors, flavor enhancers and taste modulators or the ability of our product discovery and development collaborators to incorporate them into packaged food and beverage products;

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  our receipt of milestone payments in any particular period;

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  the ability and willingness of collaborators to commercialize products incorporating our flavors, flavor enhancers and taste modulators on expected timelines, or at all;

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  our ability to enter into new product discovery and development collaborations and technology collaborations or to extend the terms of our existing collaboration agreements and our payment obligations, expected revenue and other terms of any other agreements of this type;

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  our ability, or our collaborators' ability, to successfully satisfy all pertinent regulatory requirements;

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  the demand for our collaborators' products containing our flavors, flavor enhancers and taste modulators; and

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  general and industry specific economic conditions, which may affect our collaborators' research and development expenditures.

Changes in financial accounting standards related to stock option expenses are expected to have a significant effect on our reported results.

        The FASB recently issued a revised standard that requires that we record compensation expense in the statement of operations for employee stock options using the fair value method. The adoption of the new standard is expected to have a significant effect on our reported earnings, although it will not affect our cash flows, and could adversely impact our ability to provide accurate guidance on our projected future financial results due to the variability of the factors used to establish the value of stock options. As a result, the adoption of the new standard in the first quarter of fiscal 2006 could negatively affect our stock price and our stock price volatility.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

        Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and Nasdaq National Market rules, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and management time related to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our external auditors' audit of that assessment requires the commitment of significant financial and managerial resources. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, our reputation may be harmed and we might be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. Any such action could adversely affect our financial results and the market price of our common stock.

We may need to obtain additional capital to fund our operations.

        If we are unable to successfully commercialize our flavors, flavor enhancers and taste modulators, we may need to obtain additional capital or change our strategy to continue our operations. In addition, our business and operations may change in a manner that would consume available resources at a greater rate than anticipated. In such event, we may need to raise substantial additional capital to, among other things:

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  fund new research, discovery or development programs;

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  advance additional product candidates into and through the regulatory approval process; and

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  acquire rights to products or product candidates, technologies or businesses.

        If we require additional capital to continue our operations, we cannot assure you that additional financing will be available on terms acceptable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, identify and develop flavors, flavor enhancers and taste modulators, develop technologies or otherwise respond to competitive pressures could be significantly limited. In addition, if financing is not available, we may need to alter our strategy or cease operations. In addition, issuances of debt or additional equity could impact the rights of the holders of our common stock, may dilute our stockholders' ownership and may impose restrictions on our operations. These restrictions could include limitations on additional borrowing, specific restrictions on the use of our assets as well as prohibitions on our ability to create liens, pay dividends, redeem our stock or make investments.

If we lose our key personnel or are unable to attract and retain qualified personnel, it could adversely affect our business.

        Our success depends to a significant degree upon the continued contributions of our executive officers, management and scientific staff. If we lose the services of one or more of these people and, in particular, Kent Snyder, our President and Chief Executive Officer, or Mark Zoller, Ph.D., our Chief Scientific Officer and Sr. Vice President, Research, the relationships we have with our collaborators would likely be negatively impacted and we may be delayed or unable to develop new product candidates, commercialize our existing product candidates or achieve our other business objectives, any of which could cause our stock price to decline. We have entered into employment letter agreements with the following executive officers: Kent Snyder, Mark Zoller, Ph.D., Harry Leonhardt, Esq., our Vice President, General Counsel and Corporate Secretary and John Poyhonen, our Vice President and Chief Financial and Business Officer. The terms of these agreements are described under the heading "Executive Compensation—Employment Agreements" in our definitive proxy statement filed with the SEC on April 27, 2005. We have entered into an employment letter agreement with Nigel R.A. Beeley, Ph.D., our Vice President, Discovery, the terms of which are included in Item 11 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. All of our employees are at-will employees, which means that either we or the employee may terminate their employment at any time. We currently have no key person insurance.

        In addition, our discovery and development programs depend on our ability to attract and retain highly skilled scientists, including molecular biologists, biochemists, chemists and engineers. We may not be able to attract or retain qualified employees in the future due to the intense competition for qualified personnel among technology-based businesses, particularly in the San Diego area. We also face competition from universities and public and private research institutions in recruiting and retaining highly qualified scientific and management personnel. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will adversely affect our ability to meet the demands of our current or any future product discovery and development collaborators in a timely fashion or to support our independent discovery and development programs.

We may encounter difficulties managing our growth, which could adversely affect our business.

        Our strategy includes entering into and working on simultaneous flavor and flavor enhancer discovery and development programs across multiple markets. We increased the number of our full-time employees from seven on December 31, 1999 to 81 on August 31, 2005 and we expect to continue to grow to meet our strategic objectives. If our growth continues, it will continue to place a strain on us, our management and our resources. Our ability to effectively manage our operations, growth and various projects requires us to continue to improve our operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient numbers of talented employees. We may not be able to successfully implement these tasks on a larger scale and, accordingly, we may not achieve our research, development and commercialization goals. If we fail to improve our operational, financial and management information systems, or fail to effectively monitor or manage our new and future employees or our growth, our business would suffer significantly. In addition, no assurance can be made that we will be able to secure adequate facilities to house our staff, conduct our research or achieve our business objectives.

We will rely on third parties to manufacture our flavors, flavor enhancers and taste modulators on a commercial scale.

        We do not have experience in manufacturing, nor do we have the resources or facilities to manufacture, flavors, flavor enhancers and taste modulators on a commercial scale. Therefore, the commercialization of our flavors, flavor enhancers and taste modulators will depend in part on our or our collaborators' ability to contract with third-party manufacturers of our flavors, flavor enhancers and taste modulators on a large scale, at a competitive cost, with the specified quality and in accordance with relevant food and beverage regulatory requirements. Any such third-party manufacturers may encounter manufacturing difficulties at any time that could result in delays in the commercialization of potential flavors, flavor enhancers and taste modulators. Our inability to find capable third-party manufacturers or to enter into agreements on acceptable terms with third-party manufacturers could delay commercialization of any products we may develop and may harm our relationships with our existing and any future product discovery and development collaborators and our customers. Moreover, if we are required to change from one third-party manufacturer to another for any reason, the commercialization of our products may be delayed further. In addition, if third-party manufacturers fail to comply with the FDA's good manufacturing practice regulations, then we may be subject to adverse regulatory action including product recalls, warning letters and withdrawal of our products, or our collaborators' or customers' products, from the market.

        Further, because our flavors, flavor enhancers and taste modulators are regulated as food products under the Federal Food, Drug and Cosmetic Act, we and the third parties with which we collaborate or contract to manufacture, process, pack, import or otherwise handle our products or our product ingredients, may be required to comply with certain registration, prior notice submission, recordkeeping and other regulatory requirements. Failure of any party in the chain of distribution to comply with any applicable requirements under the Federal Food,

Drug and Cosmetic Act or the FDA's implementing regulations may adversely affect the manufacture and/or distribution of our products in commerce.

If we acquire products, technologies or other businesses, we will incur a variety of costs, may have integration difficulties and may experience numerous other risks that could adversely affect our business.

        If appropriate opportunities become available, we may consider acquiring businesses, technologies or products that we believe are a strategic fit with our business. We currently have no commitments or agreements with respect to, and are not actively seeking, any material acquisitions. We have limited experience in identifying acquisition targets, successfully acquiring them and integrating them into our current infrastructure. We may not be able to successfully integrate any businesses, products, technologies or personnel that we might acquire in the future without a significant expenditure of operating, financial and management resources, if at all. In addition, future acquisitions might be funded by issuances of additional debt or equity, which could impact your rights as a holder of our common stock and may dilute your ownership percentage. Any of the foregoing could have a significant adverse effect on our business, financial condition, liquidity and results of operations.

Risks Related To Our Industry

Our ability to compete in the flavor and flavor enhancer market may decline if we do not adequately protect our proprietary technologies.

        Our success depends in part on our ability to obtain and maintain intellectual property that protects our technologies and flavors, flavor enhancers and taste modulators. Patent positions may be highly uncertain and may involve complex legal and factual questions, including the ability to establish patentability of sequences relating to taste receptors, proteins, chemical synthesis techniques, compounds and methods for using them to modulate taste for which we seek patent protection. No consistent standard regarding the allowability or enforceability of claims in many of our pending patent applications has emerged to date. As a result, we cannot predict the breadth of claims that will ultimately be allowed in our patent applications, if any, including those we have in-licensed or the extent to which we may enforce these claims against our competitors. The degree of future protection for our proprietary rights is therefore highly uncertain and we cannot assure you that:

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  we were the first to file patent applications or to invent the subject matter claimed in patent applications relating to the technologies upon which we rely;

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  others will not independently develop similar or alternative technologies or duplicate any of our technologies;

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  others did not publicly disclose our claimed technology before we conceived the subject matter included in any of our patent applications;

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  any of our patent applications will result in issued patents;

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  any of our patent applications will not result in interferences or disputes with third parties regarding priority of invention;

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  any patents that may be issued to us, our collaborators or our licensors will provide a basis for commercially viable products or will provide us with any competitive advantages or will not be challenged by third parties;

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  we will develop additional proprietary technologies that are patentable;

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  the patents of others will not have an adverse effect on our ability to do business; or

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  new proprietary technologies from third parties, including existing licensors, will be available for licensing to us on reasonable commercial terms, if at all.

        In addition, patent law outside the United States is uncertain and in many countries intellectual property laws are undergoing review and revision. The laws of some countries do not protect intellectual property rights to the same extent as domestic laws. It may be necessary or useful for us to participate in opposition proceedings to determine the validity of our competitors' patents or to defend the validity of any of our or our licensor's future patents, which could result in substantial costs and would divert our efforts and attention from other aspects of our business.

        Technologies licensed to us by others, or in-licensed technologies, are important to our business. In particular, we depend on high-throughput screening technologies that we licensed from Aurora Biosciences, technology related to certain taste receptor sequences that we license from the University of California and others and technology related to compound libraries that we license from third parties. In addition, we may in the future acquire rights to additional technologies by licensing such rights from existing licensors or from third parties. Such in-licenses may be costly. Also, we generally do not control the patent prosecution, maintenance or enforcement of in-licensed technologies. Accordingly, we are unable to exercise the same degree of control over this intellectual property as we do over our internally developed technologies. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights. If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a significant adverse effect on our business, financial condition and results of operations.

Many of the patent applications we and our licensors have filed have not yet been substantively examined and may not result in patents being issued.

        Many of the patent applications filed by us and our licensors were filed recently with the United States Patent and Trademark Office and most have not been substantively examined and may not result in patents being issued. Some of these patent applications claim sequences that were identified from different publicly available sequence information sources such as the High-Throughput Genomic Sequences division of GenBank. It is difficult to predict whether any of our or our licensors' applications will ultimately be found to be patentable or, if so, to predict the scope of any allowed claims. In addition, the disclosure in our or our licensors' patent applications, particularly in respect of the utility of our claimed inventions, may not be sufficient to meet the statutory requirements for patentability in all cases. As a result, it is difficult to predict whether any of our or our licensors' applications will be allowed, or, if so, to predict the scope of any allowed claims or the enforceability of the patents. Even if enforceable, others may be able to design around any patents or develop similar technologies that are not within the scope of such patents. Our and our licensors' patent applications may not issue as patents that will provide us with any protection or competitive advantage.

Disputes concerning the infringement or misappropriation of our proprietary rights or the proprietary rights of others could be time consuming and extremely costly and could delay our research and development efforts.

        Our commercial success, if any, will be significantly harmed if we infringe the patent rights of third parties or if we breach any license or other agreements that we have entered into with regard to our technology or business.

        We are aware of other companies and academic institutions that have been performing research in the areas of taste modulation and flavors, flavor enhancers and taste modulators. In particular, other companies and academic institutions have announced that they have conducted taste-receptor research and have published data on taste receptor sequence information and taste receptors or filed patent applications or obtained patent protection on taste modulation or taste receptors and their uses, including Linguagen Corp., Mount Sinai School of Medicine, The Scripps Research Institute, the University of California, Monell Chemical Senses Corp., Pfizer Incorporated, Virginia Commonwealth University and the German Institute of Human Nutrition. To the extent any of these companies or academic institutions currently have, or obtain in the future, broad patent claims, such patents could block our ability to use various aspects of our discovery and development process and might prevent us from developing or commercializing newly discovered flavors, flavor enhancers and taste modulators or otherwise conducting our business. The University of California, for example, claims certain patent rights relating to the coexpression of T1R receptors that may not have been licensed to us. While our technology is focused on the use of human T1R receptors, we cannot assure you that it does not infringe such patent rights. In such event, if we are not able to amend our license with the University of California to include such patent rights and our technology is found to interfere with or infringe such patent rights, our business, financial condition and results of operations could suffer a significant adverse effect. In addition, it is possible that some of the flavors, flavor enhancers or taste modulators that are discovered using our technology may not be patentable or may be covered by intellectual property of third parties.

        We are not currently a party to any litigation, interference, opposition, protest, reexamination, reissue or any other potentially adverse governmental, ex parte or inter-party proceeding with regard to our patent or trademark positions. However, the life sciences and other technology industries are characterized by extensive litigation regarding patents and other intellectual property rights. Many life sciences and other technology companies have employed intellectual property litigation as a way to gain a competitive advantage. If we become involved in litigation, interference proceedings, oppositions, reexamination, protest or other potentially adverse intellectual property proceedings as a result of alleged infringement by us of the rights of others or as a result of priority of invention disputes with third parties, we might have to spend significant amounts of money, time and effort defending our position and we may not be successful. In addition, any claims relating to the infringement of third-party proprietary rights or proprietary determinations, even if not meritorious, could result in costly litigation, lengthy governmental proceedings, divert management's attention and resources, or require us to enter into royalty or license agreements that are not advantageous to us.

        Should any person have filed patent applications or obtained patents that claim inventions also claimed by us, we may have to participate in an interference proceeding declared by the relevant patent regulatory agency to determine priority of invention and, thus, the right to a patent for these inventions in the United States. Such a proceeding could result in substantial cost to us even if the outcome is favorable. Even if successful on priority grounds, an interference action may result in loss of claims based on patentability grounds raised in the interference action. Litigation, interference proceedings or other proceedings could divert management's time and efforts. Even unsuccessful claims could result in significant legal fees and other expenses, diversion of management's time and disruption in our business. Uncertainties resulting from initiation and continuation of any patent proceeding or related litigation could harm our ability to compete and could have a significant adverse effect on our business, financial condition and results of operations.

        An adverse ruling arising out of any intellectual property dispute, including an adverse decision as to the priority of our inventions, could undercut or invalidate our intellectual property position. An adverse ruling could also subject us to significant liability for damages, including possible treble damages, prevent us from using technologies or developing products, or require us to negotiate licenses to disputed rights from third parties. Although patent and intellectual property disputes in the technology area are often settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include license fees and ongoing royalties. Furthermore, necessary licenses may not be available to us on satisfactory terms, if at all. Failure to obtain a license in such a case could have a significant adverse effect on our business, financial condition and results of operations.

If we are unable to protect our trade secrets and other proprietary information, we could lose any competitive advantage we may have, which could adversely affect our business.

        We rely in part on trade secret protection for our confidential and proprietary information, know how and processes. Our policy is to execute proprietary information and invention agreements with our employees and consultants upon the commencement of an employment or consulting relationship. These agreements generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual's relationship with us be kept confidential and not be disclosed to third parties. These agreements also generally provide that inventions conceived by the individual in the course of their employment shall be our exclusive property. There can be no assurance that we will be able to effectively enforce these agreements or that proprietary information is our exclusive property. There can be no assurance that the subject proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or that we can meaningfully protect our trade secrets. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Many potential competitors, including those who have greater resources and experience than we do, may develop products or technologies that make ours obsolete or noncompetitive.

        The life sciences and other technology industries are characterized by rapid technological change, and the area of sensory or taste receptor research is a rapidly evolving field. Our future success will depend on our ability to maintain a competitive position with respect to technological advances. Technological developments by others may result in our flavors, flavor enhancers or taste modulators and technologies becoming obsolete.

        In particular, we face substantial competition from companies pursuing the commercialization of products and services relevant to taste using more traditional methods for the discovery of flavors, flavor enhancers and taste modulators. These competitors include leading flavor companies, such as International Flavors & Fragrances Inc., Givaudan SA, Symrise, Quest International and Firmenich. We currently compete and will continue to compete in the future with these companies in collaborating with and selling flavor products and technologies to manufacturers of packaged food and beverage products. Many of these companies have substantially greater capital resources, research and development resources and experience, manufacturing capabilities, regulatory expertise, sales and marketing resources, established relationships with consumer products companies and production facilities.

        We are not aware of any products currently available or under development that would compete with the flavors, flavor enhancers and taste modulators that we are developing under our sweet and salt programs. Savory flavor enhancers, particularly inosine monophosphate, or IMP, are commercially available, and we will compete with the companies that produce these flavors. IMP is widely available and is a generally accepted food additive by the packaged food and beverage industry. As a result, our existing and future collaborators may choose to incorporate IMP or similar savory flavor enhancers into their packaged food and beverage products instead of our savory flavors, flavor enhancers and taste modulators. In addition, we may compete with bitter masking or bitter blocking compounds, such as adenosine 5' monophosphate, or AMP.

        We may in the future face competition from life sciences and other technology companies and other commercial enterprises. These entities engage as we do in biotechnology, biology or chemistry and could apply this technology to the discovery and development of flavors, flavor enhancers and taste modulators. We are aware of one other company, Linguagen Corp., a privately-held company that we believe is involved in research on sweetness potentiators, salt substitutes and bitter blockers, specifically AMP, and has announced research and development collaborations with several companies. We cannot guarantee that products developed as a result of our competitors' existing or future collaborations will not compete with our flavors, flavor enhancers and taste modulators.

        Universities and public and private research institutions are also potential competitors. While these organizations primarily have educational objectives, they may develop proprietary technologies related to the sense of taste or secure patent protection that we may need for the development of our technologies and products. We may attempt to license these proprietary technologies, but these licenses may not be available to us on acceptable terms, if at all.

        Our competitors, either alone or with their collaborative partners, may succeed in developing technologies or discovering flavors, flavor enhancers or taste modulators that are more effective, safer, more affordable or more easily commercialized than ours, and our competitors may obtain intellectual property protection or commercialize products sooner than we do. Developments by others may render our product candidates or our technologies obsolete. In addition, our current product discovery and development collaborators are not prohibited from entering into research and development collaboration agreements with third parties in any product field. Our failure to compete effectively would have a significant adverse effect on our business, financial condition and results of operations.

We may be sued for product liability, which could adversely affect our business.

        Because our business strategy involves the development and sale by our collaborators of commercial products incorporating our flavors, flavor enhancers and taste modulators, we may be sued for product liability. We may be held liable if any product we develop and commercialize, or any product our collaborators commercialize that incorporates any of our flavors, flavor enhancers or taste modulators, causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing, sale or consumer use. In addition, the safety studies we must perform and the FEMA GRAS determination we must obtain prior to incorporating our flavors, flavor enhancers and taste modulators into a commercial product will not protect us from any such liability.

        If we and our collaborators commence sale of commercial products we will need to obtain product liability insurance, and this insurance may be prohibitively expensive, or may not fully cover our potential liabilities. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of products developed by us or our product discovery and development collaborators. We may be obligated to indemnify our product discovery and development collaborators for product liability or other losses they incur as a result of our flavors, flavor enhancers and taste modulators. Any indemnification we receive from such collaborators for product liability that does not arise from our flavors, flavor enhancers and taste modulators may not be sufficient to satisfy our liability to injured parties. If we are sued for any injury caused by our flavors, flavor enhancers and taste modulators or products incorporating our flavors, flavor enhancers and taste modulators, our liability could exceed our total assets.

We use hazardous materials. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

        Our discovery and development process requires our employees to routinely handle hazardous chemical, radioactive and biological materials. Our operations also produce hazardous waste products. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. As a result of the increase in size of our operations, we were recently re-classified from a small quantity to a large quantity generator of hazardous waste. This reclassification may result in increased scrutiny of our operations by the Environmental Protection Agency. Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental regulations may impair our discovery and development efforts.

        In addition, we cannot entirely eliminate the risk of accidental contamination or discharge and any resultant injury from these materials. Our property and casualty policy has very limited coverage for damages or cleanup costs related to radioactive contamination and pollutants and our general liability insurance policy excludes coverage for damages and fines arising from biological or hazardous waste disposal or contamination. We do not carry specific biological or hazardous waste insurance. We may be forced to curtail operations or be sued for any injury or contamination that results from our use or the use by others of these materials, and our liability may exceed our total assets.

Risks Related To Our Common Stock

The price of our common stock is volatile.

        The market prices for securities of biotechnology companies historically have been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Since our initial public offering in June 2004, the price of our common stock has ranged from approximately $5 per share to approximately $23 per share. The market price of our common stock may fluctuate in response to many factors, including:

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  developments related to the FEMA GRAS determination and international regulatory approval of our products;

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  developments concerning our collaborative agreements;

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  announcements of technological innovations by us or others;

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  developments in patent or other proprietary rights;

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  results of safety evaluation of our flavors, flavor enhancers and taste modulators;

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  results of consumer acceptance testing of our flavors, flavor enhancers and taste modulators by our collaborators;

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  delays in commercialization of our flavors, flavor enhancers and taste modulators;

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  future sales of our common stock by existing stockholders;

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  comments by securities analysts;

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  general market conditions;

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  fluctuations in our operating results;

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  government regulation;

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  failure of any of our flavors, flavor enhancers or taste modulators, if approved, to achieve commercial success; and

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  public concern as to the safety of our flavors, flavor enhancers, and taste modulators.

Anti-takeover provisions in our charter documents and under Delaware law may make an acquisition of us more complicated and the removal and replacement of our directors and management more difficult.

        Provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions may also make it difficult for stockholders to remove and replace our board of directors and management. These provisions:

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  authorize the issuance of "blank check" preferred stock by our board of directors, without stockholder approval, which could increase the number of outstanding shares and prevent or delay a takeover attempt;

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  limit who may call a special meeting of stockholders;

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  prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

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  establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

        In addition, the requirements of Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a third party from acquiring us.

Our shareholder rights plan may hinder or prevent change of control transactions.

        Our shareholder rights plans may discourage transactions involving an actual or potential change in our ownership. In addition, our board of directors may issue shares of preferred stock without any further action by you. Such issuances may have the effect of delaying or preventing a change in our ownership. If changes in our ownership are discouraged, delayed or prevented, it would be more difficult for our current board of directors to be removed and replaced, even if you and other stockholders believe such actions are in the best interests of us and our stockholders.

If our officers, directors and largest stockholders choose to act together, they may be able to control our management and operations, acting in their best interests and not necessarily the interests of other stockholders.

        As of September 22, 2005 and based on SEC filings, our executive officers, directors and stockholders with at least 5% of our stock together beneficially owned approximately 42% of our common stock. If these officers, directors and principal stockholders act together, they will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of mergers or other business combination transactions. The interests of this concentration of ownership may not always coincide with our interests or the interests of investors in this offering or other stockholders. For instance, officers, directors and principal stockholders, acting together, could cause us to enter into transactions or agreements that we would not otherwise consider. Similarly, this concentration of ownership may have the effect of delaying or preventing a change in control of our company otherwise favored by our other stockholders. This concentration of ownership could depress our stock price.

We have never paid cash dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

        We have paid no cash dividends on any of our classes of capital stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt or credit facility may preclude us from paying any dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.

The securities we are offering may not develop an active public market, which could depress the resale price of the securities.

        The securities we are offering, other than our common stock, will be new issues of securities for which there is currently no trading market. We cannot predict whether an active trading market for the securities will develop or be sustained. If an active trading market were to develop, the securities could trade at prices that may be lower than the initial offering price of the securities.

FORWARD-LOOKING INFORMATION

        This prospectus contains or incorporates by reference, and the applicable prospectus supplement may contain, "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on our management's beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended subsequent to our filing of such Annual Report on Form 10-K with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. Forward-looking statements include, but are not limited to, statements about:

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  the progress and capabilities of our discovery and development programs;

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  the benefits to be derived from relationships with our product discovery and development collaborators, technology collaborators and licensors and our ability to enter into and maintain these relationships;

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  our ability, or our collaborators' ability, to successfully satisfy all pertinent regulatory requirements and commercialize products incorporating our flavors and flavor enhancers;

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  our estimates of future revenue, costs and expenses, cash flow and profitability; and

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  our estimates regarding our capital requirements and our need for additional financing.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in this prospectus and the applicable prospectus supplement in greater detail under the heading "Risk Factors." Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus or the applicable prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements. You should read this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

FINANCIAL RATIOS

        The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings for each of the periods presented:

	Year Ended December 31,					Six Months Ended June 30, 2005
	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges	—	—	—	—	—	—
Ratio of combined fixed charges and preference dividends to earnings	N/A	N/A	N/A	N/A	N/A	N/A

        For purposes of computing the ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense and an estimate of the interest within rental expense. Earnings were insufficient to cover fixed charges by $10.7 million in 2000, $20.2 million in 2001, $14.8 million in 2002, $17.5 million in 2003, $19.7 million in 2004 and $9.8 million in the first six months of 2005. For the periods set forth in the table above, we had no earnings and are therefore unable to calculate the ratio of combined fixed charges and preference dividends to earnings.

USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions. Pending these uses, the net proceeds will be deposited primarily in a money market mutual fund with a large financial institution.

DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our certificate of incorporation authorizes us to issue 120,000,000 shares of common stock, par value $0.001 per share and 7,500,000 shares of preferred stock, par value $0.001 per share. As of October 3, 2005, approximately 25.6 million shares of common stock were outstanding and no shares of preferred stock were outstanding.

        The following summary describes the material terms of our capital stock and stockholder rights agreement. The description of capital stock and stockholder rights agreement is qualified by reference to our amended and restated certificate of incorporation, as amended, our bylaws, as amended, and our stockholder rights agreement, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

        Voting.    Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.

        Dividends and Other Distributions.    Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

        Distribution on Dissolution.    Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

        Other Rights.    Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

        Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 7,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, of the 7,500,000 authorized shares of preferred stock, our board of directors has designated 1,200,000 shares as Series A Junior Participating Preferred Stock.

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

        Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

  •
  the title and stated value;

  •
  the number of shares we are offering;

  •
  the liquidation preference per share;

  •
  the purchase price per share;

  •
  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund, if any;

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  voting rights, if any, of the preferred stock;

  •
  preemption rights, if any;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

        When we issue shares of preferred stock under this prospectus and applicable prospectus supplements, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Stockholders Rights Agreement

        On February 14, 2005 we entered into a Share Purchase Rights Plan. Terms of the plan provide for a dividend distribution of one preferred share purchase right, or Right, for each outstanding share of our common stock. The dividend was paid on February 21, 2005 to the stockholders of record on that date. Each Right entitles the registered holder to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock, or Series A Preferred Stock, at a price of $100.00 per one one-hundredth of a share, subject to adjustment. Each one one-hundredth of a share of our Series A Preferred Stock has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of one share of our common stock. The description and terms of the Rights are set forth in a Rights Agreement, dated as of February 14, 2005 entered into between us and Mellon Investor Services LLC, as rights agent.

        Initially, the Rights will be evidenced by the stock certificates representing our common stock then outstanding, and no separate right certificates will be distributed. Until the Distribution Date (as defined in the Rights Agreement), which is the earlier to occur of (i) the date of a public announcement that a person, entity or group of affiliated or associated persons have become an Acquiring Person (as defined in the Rights Agreement), which generally means that they have acquired beneficial ownership of 15% or more of our outstanding common stock, or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person, the Rights will be evidenced, with respect to any of the common stock certificates outstanding as of February 21, 2005, by such common stock certificate with or without a copy of the Summary of Rights, which is included in the Rights Agreement as Exhibit C thereof.

        Until the Distribution Date, the Rights will be transferable with and only with the shares of common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common stock certificates issued after February 21, 2005, upon transfer or new issuance of common stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for common stock outstanding as of February 21, 2005, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the common stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights, or Rights Certificates, will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on February 21, 2015, the Final Expiration Date, unless the Rights are earlier redeemed or exchanged by us, in each case, as described below.

        The purchase price payable, and the number of shares of Series A Preferred Stock or other securities or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for or purchase Series A Preferred Stock at a price, or securities convertible into Series A Preferred Stock with a conversion price, less than the then current market price of the Series A Preferred Stock or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above). The exercise of Rights for Series A Preferred Stock is at all times subject to the availability of a sufficient number of authorized but unissued Series A Preferred Stock.

        The number of outstanding Rights and the number of one one-hundredths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of our common stock or a stock dividend on our common stock payable in common stock or subdivisions, consolidation or combinations of our common stock occurring, in any case, prior to the Distribution Date.

        Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Series A Preferred Stock would be entitled to a minimum preferential liquidation payment of $100 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per share of common stock. Each share of Series A Preferred Stock will have 100 votes, voting together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which our common stock is exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount of consideration received per share of common stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the Series A Preferred Stock's dividend and liquidation rights, the value of one one-hundredth of a share of Series A Preferred Stock should approximate the value of one share of common stock. The Series A Preferred Stock would rank junior to any other series of our preferred stock.

        In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of share of common stock having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, we may issue shares of Series A Preferred Stock, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

        Generally, under the Plan, an Acquiring Person shall not be deemed to include (i) us, (ii) a subsidiary of ours, (iii) any employee benefit or compensation plan of ours, (iv) any entity holding our common stock for or pursuant to the terms of any such employee benefit or compensation plan or (v) any person or entity holding 15% or more of our common stock outstanding as of the first public announcement by us of the adoption of the Plan until such time after the first public announcement by us of the adoption of the Plan that such person or entity acquires any additional common stock and then holds more than 15% of the common stock outstanding. In addition, except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of common stock by us which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 15% or more of the common stock then outstanding. Further, except under certain circumstances, no person shall become an Acquiring Person due to the acquisition of common stock directly from us.

        In the event that we are acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

        At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of Series A Preferred Stock, per Right (or, at our election, we may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

        With certain exceptions, no adjustment in the purchase price of the shares of Series A Preferred Stock will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional shares of Series A Preferred Stock will be issued (other than fractions which are integral multiples of the number of one one-hundredths of a share of Series A Preferred Stock issuable upon the exercise of one Right, which may, at our election, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading day prior to the date of exercise.

        At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the Final Expiration Date, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

        The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, except that from and after such time as the rights are distributed no such amendment may adversely affect the interest of the holders of the Rights excluding the interests of an Acquiring Person.

        Until a Right is exercised, the holder thereof, as such, will have no rights as our stockholder, including, without limitation, the right to vote or to receive dividends.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The Rights should not interfere with any merger or other business combination approved by our board of directors since the Rights may be amended to permit such acquisition or redeemed by us at $0.001 per Right prior to the earliest of (i) the time that a person or group has acquired beneficial ownership of 15% or more of our common stock or (ii) the final expiration date of the Rights.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Bylaws

  Delaware Anti-Takeover Law

        We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

  Amended and Restated Certificate of Incorporation and Bylaws

        Provisions of our amended and restated certificate of incorporation and bylaws, which will become effective upon the completion of this offering, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and bylaws:

  •
  permit our board of directors to issue up to 7,500,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in control);

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice;

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  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

  •
  provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

        The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of our then outstanding common stock.

Nasdaq National Market Listing

        Our common stock has been approved for quotation on the Nasdaq National Market under the symbol "SNMX."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Mellon Investor Services LLC. The transfer agent and registrar's address is 400 South Hope Street, 4th Floor, Los Angeles, CA 90071.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

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  the title;

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  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

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  the maturity date;

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  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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  provisions for a sinking fund, purchase or other analogous fund, if any;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

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  whether the indenture will restrict our ability or the ability of our subsidiaries to:

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  incur additional indebtedness;

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  issue additional securities;

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  create liens;

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  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

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  engage in transactions with stockholders or affiliates;

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  issue or sell stock of our subsidiaries; or

  •
  effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

  •
  the procedures for any auction or remarketing, if any;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  if other than dollars, the currency in which the series of debt securities will be denominated; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities.

        If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the debenture trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

        Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the debenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with the provisions described above under "Consolidation, Merger or Sale";

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee;

  •
  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the debenture trustee;

  •
  compensate and indemnify the debenture trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

        The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

  •
  the currencies in which the warrants are being offered;

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

  •
  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

  •
  the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

  •
  the terms of any rights to redeem or call the warrants;

  •
  the date on which the right to exercise the warrants begins and the date on which such right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

        If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

  •
  the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

  •
  the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

  •
  the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

  •
  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

  •
  the date on which the right to exercise the warrants begins and the date on which that right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

        If the warrants are offered attached to common stock, preferred stock or debt securities, the prospectus supplement will also describe the date on and after which the holder of the warrants can transfer them separately from the related common stock, series of preferred stock or debt securities.

        A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "—Warrant Adjustments" below.

Exercise of Warrants

        Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

        A holder of warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the warrant certificate representing the warrants; and

  •
  delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment for:

  •
  issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

  •
  pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

  •
  issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

  •
  issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

        Except as stated above, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

        Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

  •
  certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

  •
  certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

  •
  certain sales or dispositions to another entity of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are global securities, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus in any of three ways (or in any combination):

  •
  to or through underwriters or dealers;

  •
  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        The prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges or markets on which the securities may be listed.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, San Diego, California.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, NE., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

        The SEC allows us to incorporate by reference into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed on March 10, 2005;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, which were filed on May 11, 2005 and August 10, 2005, respectively;

  •
  Our Current Reports on Form 8-K, which were filed on February 15, 2005, March 3, 2005, March 29, 2005, April 20, 2005, April 28, 2005, May 2, 2005, June 10, 2005, July 18, 2005 and July 29, 2005;

  •
  Our Proxy Statement relating to our 2005 Annual Meeting of Stockholders, which was filed on April 27, 2005;

  •
  The description of our common stock that is contained in the registration statement on Form 8-A filed on June 8, 2004 (File No. 000-50791) under the Exchange Act including any amendment or report filed for the purpose of updating such description; and

  •
  The description of our Rights Agreement in our Current Report on Form 8-K, which was filed on February 15, 2005.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

  General Counsel
  Senomyx, Inc.
  11099 North Torrey Pines Road
  La Jolla, CA 92037
  (858) 646-8300

        All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered in this prospectus shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective date of filing such documents.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain or incorporate by reference all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

You should rely only on the information contained in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus supplement is accurate as of any date other than the date on the front of this document.

3,521,126 Shares

Common Stock

Deutsche Bank Securities

Prospectus Supplement

(to Prospectus dated
October 24, 2005)

November 3, 2005

QuickLinks

PROSPECTUS SUPPLEMENT SUMMARY
Senomyx, Inc.
The Offering
RISK FACTORS
Risks Related To Our Business
Risks Related To Our Industry
Risks Related To This Offering and Our Common Stock
FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
DILUTION
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
SUMMARY Senomyx, Inc.
The Securities We May Offer
RISK FACTORS
Risks Related To Our Business
Risks Related To Our Industry
Risks Related To Our Common Stock
FORWARD-LOOKING INFORMATION
FINANCIAL RATIOS
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION